  As filed with the Securities and Exchange Commission on August ________, 1998
                                                Registration No. 333-___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                 SYNOPSYS, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                    56-1546236
     (State or other jurisdiction              (IRS Employer Identification No.)
   of incorporation or organization)

                            700 EAST MIDDLEFIELD ROAD
                         MOUNTAIN VIEW, CALIFORNIA 94043
               (Address of principal executive offices) (Zip Code)

                   SYSTEMS SCIENCE INC. 1998 STOCK OPTION PLAN
                            (Full title of the Plan)

                                 AART J. DE GEUS
                             CHIEF EXECUTIVE OFFICER
                                 SYNOPSYS, INC.
                            700 EAST MIDDLEFIELD ROAD
                         MOUNTAIN VIEW, CALIFORNIA 94043
                     (Name and address of agent for service)
                                 (650) 962-5000
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

=====================================================================================================
                                                      Proposed           Proposed
         Title of                                      Maximum           Maximum
        Securities                  Amount            Offering           Aggregate         Amount of
           to be                    to be               Price            Offering        Registration
        Registered               Registered(1)       per Share(2)         Price(2)            Fee
       Common Stock              318,114 shares         $16.57         $5,271,148.98       $1,554.99
      $0.01 par value
=====================================================================================================


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Systems Science Inc. 1998 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

        Synopsys, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1997 filed with the Commission on December 3, 1997 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");

        (b) The Registrant's Quarterly Reports on Forms 10-Q for the fiscal quarters ended January 3, 1998 and April 4, 1998 filed with the Commission on February 13, 1998 and May 19, 1998, respectively, pursuant to Section 13 of the 1934 Act;

        (c) The Registrant's current report on Form 8-K filed with the Commission on December 19, 1997; and

        (d) The Registrant's Registration Statement on Form 8-A, No. 000-19807, filed with the Commission on January 24, 1992, pursuant to Section 12(g) of the 1934 Act, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

        All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

        Delaware law authorizes corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach or alleged breach of the directors' "duty of care." While the relevant statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on directors' duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends or approval of any transaction from which a director derives an improper personal benefit.

        The Registrant has adopted provisions in its Certificate of Incorporation which eliminate the personal liability of its directors to the Registrant and its stockholders for monetary damages for breach or alleged breach of their duty of care. The Bylaws of the Registrant provide for indemnification of its directors, officers, employees and agents to the fullest extent permitted by the General Corporation Law of the State of Delaware (the "DGCL"), the Registrant's state of incorporation, including those circumstances in which indemnification would otherwise be discretionary under the DGCL. Section 145 of the DGCL provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "1933 Act").

        The Registrant has entered into indemnification agreements with its directors and executive officers and intends to enter into indemnification agreements with any new directors and executive officers in the future. The Registrant has also obtained liability insurance for the benefit of its directors and officers.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

   Exhibit Number    Exhibit
   --------------    -------
        4.1          Instruments Defining the Rights of Stockholders. Reference
                     is made to the Registrant's Registration Statement on Form
                     8-A, No. 000-19807, including the exhibits thereto,
                     incorporated herein by reference pursuant to Item 3(d) of
                     this Registration Statement.

        5.1          Opinion and consent of Brobeck, Phleger & Harrison LLP.

        23.1         Consent of KPMG Peat Marwick LLP, Independent Auditors.

        23.2         Consent of Deloitte & Touche LLP, Independent Auditors.

        23.3         Consent of Brobeck, Phleger & Harrison LLP is contained in
                     Exhibit 5.1.

        24.1 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

        99.1         Systems Science Inc. 1998 Stock Option Plan.

        99.2 Form of Incentive Stock Option Agreement in connection with the Systems Science Inc. 1998 Stock Option Plan.

        99.3 Form of Nonstatutory Stock Option Agreement in connection with the Systems Science Inc. 1998 Stock Option Plan.

        99.4         General Form of Stock Option Assumption Agreement.

        99.5         Stock Option Assumption Agreement - David Allenbaugh.

        99.6         Stock Option Assumption Agreement - Kent Brittain.

        99.7         Stock Option Assumption Agreement - Bruce Gladstone.

        99.8         Stock Option Assumption Agreement - Mehdi Mohtashemi.

        99.9         Stock Option Assumption Agreement - Ghulam Nurie.

        99.10        Stock Option Assumption Agreement - Ravi Ravikumar.


Item 9.         Undertakings

    A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Systems Science Inc. 1998 Stock Option Plan.

    B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions summarized in Item 6, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 3rd day of August, 1998.

                                       SYNOPSYS, INC.



                                       By: /s/Aart J. de Geus
                                           -------------------------------------
                                           Aart J. de Geus
                                           Chief Executive Officer and
                                           Chairman of the Board of Directors

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

               That the undersigned officers and directors of Synopsys, Inc., a Delaware corporation, do hereby constitute and appoint Aart J. de Geus and David
M. Sugishita, their lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorneys and agents, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

               IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                              Title                                        Date
---------                              -----                                        ----
/s/Aart J. de Geus                     Chief Executive Officer and              August 3, 1998
-------------------------------        Chairman of the Board of Directors
Aart J. de Geus                        (Principal Executive Officer)



/s/Chi-Foon Chan                       President, Chief Operating Officer       August 3,1998
-------------------------------        and Director
Chi-Foon Chan



/s/William W. Lattin                   Executive Vice President and Director    August 3, 1998
------------------------------
William W. Lattin

Signature                              Title                                        Date
---------                              -----                                        ----
/s/Deborah A. Coleman                  Director                                 August 3, 1998
------------------------------
Deborah A. Coleman



/s/Harvey C. Jones, Jr.                Director                                 August 3, 1998
------------------------------
Harvey C. Jones, Jr.



/s/A. Richard Newton                   Director                                 August 3, 1998
------------------------------
A. Richard Newton



/s/Steven C. Walske                    Director                                 August 3, 1998
------------------------------
Steven C. Walske


/s/David M. Sugishita                  Senior Vice President of Finance         August 3, 1998
------------------------------         and Chief Financial Officer
David M. Sugishita                     (Principal Financial Officer)



/s/Mark D. Nelson                      Vice President of Finance                August 3, 1998
------------------------------         and Controller
Mark D. Nelson                         (Principal Accounting Officer)

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                                 SYNOPSYS, INC.

                                  EXHIBIT INDEX


   Exhibit Number    Exhibit
   --------------    -------
        4.1          Instruments Defining the Rights of Stockholders. Reference
                     is made to the Registrant's Registration Statement on Form
                     8-A, No. 000-19807, including the exhibits thereto,
                     incorporated herein by reference pursuant to Item 3(d) of
                     this Registration Statement.

        5.1          Opinion and consent of Brobeck, Phleger & Harrison LLP.

        23.1         Consent of KPMG Peat Marwick LLP, Independent Auditors.

        23.2         Consent of Deloitte & Touche LLP, Independent Auditors.

        23.3         Consent of Brobeck, Phleger & Harrison LLP is contained in
                     Exhibit 5.1.

        24.1 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

        99.1         Systems Science Inc. 1998 Stock Option Plan.

        99.2 Form of Incentive Stock Option Agreement in connection with the Systems Science Inc. 1998 Stock Option Plan.

        99.3 Form of Nonstatutory Stock Option Agreement in connection with the Systems Science Inc. 1998 Stock Option Plan.

        99.4         General Form of Stock Option Assumption Agreement.

        99.5         Stock Option Assumption Agreement - David Allenbaugh.

        99.6         Stock Option Assumption Agreement - Kent Brittain.

        99.7         Stock Option Assumption Agreement - Bruce Gladstone.

        99.8         Stock Option Assumption Agreement - Mehdi Mohtashemi.

        99.9         Stock Option Assumption Agreement - Ghulam Nurie.

        99.10        Stock Option Assumption Agreement - Ravi Ravikumar.